EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) (1) (iii) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this Exhibit is attached is filed on behalf of each of them.

Dated as of August 16, 2010

JWK ENTERPRISES LLC

By:	/s/ John W. Kluge
Signature

John W. Kluge, Manager
Name/Title

John W. Kluge, as Grantor, John W. Kluge as Trustee, and JP Morgan Trust Company of Delaware as Administrative Trustee, under Trust Agreement, dated April 4, 2008, between John W. Kluge, as grantor, John W. Kluge as trustee, and JP Morgan Trust Company of Delaware, as Administrative Trustee, a Delaware trust.

By:	/s/ John W. Kluge
Signature

John W. Kluge
Name/Title

/s/ John W. Kluge
Signature

John W. Kluge
Name/Title